MEDICAL GRAPHICS CORPORATION
401(k) SAVINGS PLAN

FINANCIAL STATEMENTS FOR THE YEARS ENDED
DECEMBER 31, 1996 AND 1995, SUPPLEMENTAL
SCHEDULES FOR THE YEAR ENDED DECEMBER 31,
1996, AND INDEPENDENT AUDITORS' REPORT

MEDICAL GRAPHICS CORPORATION
401(k) SAVINGS PLAN

TABLE OF CONTENTS
--------------------------------------------------------------------------------


                                                                            PAGE

INDEPENDENT AUDITORS' REPORT OF DELOITTE & TOUCHE LLP                       1

INDEPENDENT AUDITORS' REPORT OF ERNST & YOUNG LLP                           2

FINANCIAL STATEMENTS - YEARS ENDED DECEMBER 31, 1996 AND 1995:
  Statements of Net Assets Available for Benefits                           3
  Statements of Changes in Net Assets Available for Benefits              4 - 5
  Notes to Financial Statements                                             6

SUPPLEMENTAL SCHEDULES FURNISHED PURSUANT TO THE
    REQUIREMENTS OF FORM 5500 - YEAR ENDED DECEMBER 31, 1996:
  Item 27a - Schedule of Assets Held for Investment Purposes               10
  Item 27d - Schedule of Reportable Transactions                           11

INDEPENDENT AUDITORS' REPORT


Board of Directors
Medical Graphics Corporation
Saint Paul, Minnesota

We have audited the accompanying financial statements of Medical Graphics Corporation 401(k) Savings Plan (the Plan) as of and for the year ended December 31, 1996, listed in the Table of Contents. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such 1996 financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1996, and the changes in net assets available for benefits for the year then ended, in conformity with generally accepted accounting principles.

Our audit was conducted for the purpose of forming an opinion on the basic 1996 financial statements taken as a whole. The 1996 supplemental schedules listed in the Table of Contents are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental information by fund in the statement of changes in net assets available for benefits for the year ended December
31, 1996 is presented for the purposes of additional analysis rather than to present the changes in net assets available for benefits of the individual funds. These supplemental schedules and supplemental information by fund are the responsibility of the Plan's management. Such supplemental schedules and supplemental information by fund have been subjected to the auditing procedures applied in our audit of the basic 1996 financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic 1996 financial statements taken as a whole.


                                            /s/ Deloitte & Touche LLP


Minneapolis, Minnesota
June 18, 1997

                            Report of Independent Auditors


Board of Directors
Medical Graphics Corporation
Medical Graphics Corporation 401(k) Savings Plan

We have audited the accompanying statement of net assets available for plan benefits of the Medical Graphics Corporation 401(k) Savings Plan as of December 31, 1995 and the related statement of changes in net assets available for plan benefits for the year ended December 31, 1995. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan at December 31, 1995 and the changes in its net assets available for plan benefits for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

Our audit was performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes as of December 31, 1995, and reportable transactions for the year then ended, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the basic financial statements. The supplemental information by fund in the statement of changes in net assets available for benefits for the year ended December 31, 1995 is presented for the purposes of additional analysis rather than to adress the changes in net assets available for benefits of the individual funds. The supplemental schedules and supplemental information by fund have been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                                 /s/ Ernst & Young LLP


Minneapolis, Minnesota
June 26, 1996

MEDICAL GRAPHICS CORPORATION 401(k) SAVINGS PLAN


STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 1996 AND 1995
--------------------------------------------------------------------------------



                                                                1996                   1995

ASSETS:
 Investments (Note 2):
   KOPP Investment Portfolio                                $  1,780,013          $  1,522,435
   Guaranteed Interest Account                                   554,308               574,579
   U.S. Stock Account                                            900,546               492,637
   International Stock Account                                   252,293                78,030
   Money Market Account                                           72,924                86,713
   Bond Emphasis Balanced Account                                 70,323                51,408
   Stock Index Account                                            25,941                13,606
   Medium Company Blend Account                                    4,765
   Bond and Mortgage Account                                         449                   703
   Medical Graphics Corporation Common Stock Fund                 10,730                22,605
Participant Loans                                                 83,924                59,794
                                                            ------------          ------------

NET ASSETS AVAILABLE FOR BENEFITS                           $  3,756,216          $  2,902,510
                                                            ------------          ------------
                                                            ------------          ------------




See notes to financial statements.


MEDICAL GRAPHICS CORPORATION 401(k) SAVINGS PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEAR ENDED DECEMBER 31, 1996
-------------------------------------------------------------------------------------------------------------------


                                                                        SUPPLEMENTAL INFORMATION BY FUND
                                               --------------------------------------------------------------------
                                                                               POOLED SEPARATE ACCOUNTS
                                               --------------------------------------------------------------------



                                 KOPP          GUARANTEED                                                   BOND
                               INVESTMENT        INTEREST       U.S.      INTERNATIONAL     MONEY         EMPHASIS
                               PORTFOLIO         ACCOUNT        STOCK         STOCK         MARKET        BALANCED

  ADDITIONS:
   Net investment income
    (Note 4)                    $   131,482     $  32,532  $  157,973     $   34,304      $   4,187      $   6,220
   Contributions:
    Employer                         13,714         9,774      10,171          5,224            900          2,599
    Participant                     103,776        80,349      84,540         33,388          8,106         11,851
    Rollovers                                     166,175     192,524         12,903         11,511            427
   Loan payments                     10,852        21,672       6,363          3,382            420          2,862
                                -----------     ---------  ----------     ----------      ---------      ---------
                                    425,999       144,327     451,571         89,201         25,124         23,959

  DEDUCTIONS:
   Distribution to participants   (173,998)      (62,812)    (60,846)        (3,429)        (1,219)          (326)
   Transfers, net                     7,361      (81,674)      23,996         88,594       (37,629)        (4,692)
   Administrative and loan
    expenses                                        (612)       (588)          (103)           (65)           (26)
   New loans                        (1,784)      (19,500)     (6,224)
                                -----------     ---------  ----------     ----------      ---------      ---------
                                  (168,421)     (164,598)    (43,662)         85,062       (38,913)        (5,044)


  NET ADDITIONS
   (DEDUCTIONS)                     257,578      (20,271)     407,909        174,263       (13,789)         18,915


  NET ASSETS AVAILABLE
   FOR PLAN BENEFITS
   AT JANUARY 1, 1996             1,522,435       574,579     492,637         78,030         86,713         51,408
                                -----------     ---------  ----------     ----------      ---------      ---------

  NET ASSETS AVAILABLE
   FOR PLAN BENEFITS
   AT DECEMBER 31, 1996         $ 1,780,013     $ 554,308  $  900,546     $  252,293      $  72,924      $  70,323
                                -----------     ---------  ----------     ----------      ---------      ---------
                                -----------     ---------  ----------     ----------      ---------      ---------



                                 POOLED SEPARATE ACCOUNTS
                                 ------------------------------------
                                                                            MEDICAL
                                                                           GRAPHICS
                                                                         CORPORATION
                                                  MEDIUM                    COMMON
                                  STOCK           COMPANY    BOND AND        STOCK      PARTICIPANT
                                  INDEX            BLEND     MORTGAGE        FUND          LOANS           TOTAL

  ADDITIONS:
   Net investment income
   (Note 4)                    $  4,414        $   669        $    20      $   4,326      $   6,333    $   382,460
  Contributions:
  Employer                          589             83                           118                        43,172
  Participant                     3,351            546                           725                       326,632
  Rollovers                                                                                                383,540
  Loan payments                                                                             (7,863)         37,688
                              ---------        -------        -------      ---------      ---------    -----------
                                  8,354          1,298             20          5,169        (1,530)      1,173,492

 DEDUCTIONS:
  Distribution to participants    (360)                         (272)          (271)       (14,848)      (318,381)
  Transfers, net                  4,346          3,471                       (3,773)
  Administrative and loan
   expenses                         (5)            (4)            (2)                                      (1,405)
  New loans                                                                 (13,000)         40,058
                              ---------        -------        -------      ---------      ---------    -----------
                                  3,981          3,467          (274)       (17,044)         25,660      (319,786)


 NET ADDITIONS
  (DEDUCTIONS)                   12,335          4,765          (254)       (11,875)         24,130        853,706


 NET ASSETS AVAILABLE
  FOR PLAN BENEFITS
  AT JANUARY 1, 1996             13,606                           703         22,605         59,794      2,902,510
                              ---------        -------        -------      ---------      ---------    -----------

 NET ASSETS AVAILABLE
  FOR PLAN BENEFITS
  AT DECEMBER 31, 1996        $  25,941        $ 4,765        $   449      $  10,730      $  83,924    $ 3,756,216
                              ---------        -------        -------      ---------      ---------    -----------
                              ---------        -------        -------      ---------      ---------    -----------



See notes to financial statements.



MEDICAL GRAPHICS CORPORATION 401(k) SAVINGS PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEAR ENDED DECEMBER 31, 1995
-------------------------------------------------------------------------------------------------------------------


                                                                          SUPPLEMENTAL INFORMATION BY FUND
                                            -----------------------------------------------------------------------
                                                                               POOLED SEPARATE ACCOUNTS
                                            -----------------------------------------------------------------------


                                KOPP        GUARANTEED                                                      BOND
                             INVESTMENT      INTEREST          U.S.       INTERNATIONAL      MONEY        EMPHASIS
                              PORTFOLIO      ACCOUNT          STOCK           STOCK          MARKET       BALANCED

 ADDITIONS:
  Net investment income
    (loss)                  $   391,974     $   32,069     $  117,043      $   9,256      $   3,681       $  6,641
  Contributions:
    Employer                     33,581         23,001         12,634          9,655          2,214          2,107
    Participant                 115,002        101,365         57,827         38,733          6,810          7,133
    Rollovers                     4,730          8,132                                                       4,731
  Loan payments                   6,761          8,164          2,150            692            189            446
                            -----------     ----------     ----------      ---------      ---------       --------
                                552,048        172,731        189,654         58,336         12,894         21,058

 DEDUCTIONS:
  Distributions to
    participants               (34,130)       (49,941)        (9,743)        (2,396)       (10,942)        (3,982)
  Transfers, net               (12,674)          2,773       (28,361)       (16,230)         58,516          5,422
  Administrative and loan
    expenses                                     (651)          (421)           (42)           (35)           (15)
  New loans                    (13,554)       (17,397)        (2,976)                         (974)
                            -----------     ----------     ----------      ---------      ---------       --------
                               (60,358)       (65,216)       (41,501)       (18,668)         46,565          1,425

 NET ADDITIONS
  (DEDUCTIONS)                  491,690        107,515        148,153         39,668         59,459         22,483

 NET ASSETS AVAIL-
  ABLE FOR PLAN
  BENEFITS AT
  JANUARY 1, 1995             1,030,745        467,064        344,484         38,362         27,254         28,925
                            -----------     ----------     ----------      ---------      ---------       --------

 NET ASSETS AVAIL-
  ABLE FOR PLAN
  BENEFITS AT
  DECEMBER 31, 1995         $ 1,522,435     $  574,579     $  492,637      $  78,030      $  86,713       $ 51,408
                            -----------     ----------     ----------      ---------      ---------       --------
                            -----------     ----------     ----------      ---------      ---------       --------



                                 POOLED SEPARATE ACCOUNTS
                               --------------------------------------
                                                             MEDICAL
                                                            GRAPHICS
                                                          CORPORATION
                                                             COMMON
                               STOCK          BOND AND        STOCK      PARTICIPANT
                               INDEX          MORTGAGE        FUND          LOANS         TOTAL

 ADDITIONS:
  Net investment income
   (loss)                    $    3,813        $   120     $  (3,075)                  $    561,522
  Contributions:
   Employer                         786                         1,167                        85,145
   Participant                    2,109             65          4,020                       333,064
   Rollovers                                                                                 17,593
  Loan payments                                                   110    $  (14,749)          3,763
                             ----------        -------     ----------    -----------   ------------
                                  6,708            185          2,222       (14,749)      1,001,087

 DEDUCTIONS:
  Distributions to
     participants                                                (61)       (15,067)      (126,262)
  Transfers, net                (3,895)          (576)        (4,975)
  Administrative and loan
   expenses                         (2)            (1)                                      (1,167)
  New loans                                                                   34,901
                             ----------        -------     ----------    -----------   ------------
                                (3,897)          (577)        (5,036)         19,834      (127,429)

 NET ADDITIONS
  (DEDUCTIONS)                    2,811          (392)        (2,814)          5,085        873,658

 NET ASSETS AVAIL-
  ABLE FOR PLAN
  BENEFITS AT
  JANUARY 1, 1995                10,795          1,095         25,419         54,709      2,028,852
                             ----------        -------     ----------    -----------   ------------

 NET ASSETS AVAIL-
  ABLE FOR PLAN
  BENEFITS AT
  DECEMBER 31, 1995          $   13,606        $   703     $   22,605    $    59,794   $  2,902,510
                             ----------        -------     ----------    -----------   ------------
                             ----------        -------     ----------    -----------   ------------



See notes to financial statements.

MEDICAL GRAPHICS CORPORATION 401(k) SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1996 AND 1995
--------------------------------------------------------------------------------

1.  DESCRIPTION OF PLAN

    The following description of the Medical Graphics Corporation 401(k) Savings Plan (the Plan) provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

    GENERAL - The Plan is a defined contribution plan covering substantially all employees of Medical Graphics Corporation (the Company) who have six months of service and are age 21 or older. Medical Graphics Corporation, as the Plan Administrator, controls and manages the operation and administration of the Plan. Certain members of Medical Graphics Corporation's management serve as the trustees of the Plan. Benefits are funded through a qualified trust and a group annuity contract with Principal Mutual Life Insurance Company. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

    CONTRIBUTIONS - Under the provisions of the Plan, a participant may contribute up to 17% of pretax annual compensation to his/her participant account up to the maximum amount determined by the Internal Revenue Service. There is a provision in the Plan for matching and nonelective employer discretionary contributions. The Company contributes 25% of the first 6% of base compensation that a participant contributes to the Plan.

    VESTING - Participants are immediately vested in their salary reduction contributions plus earnings thereon. Vesting in the matching and nonelective discretionary contribution portion of their accounts plus actual earnings thereon is based on years of credited service. A participant is 100% vested after five years of credited service, with staggered vesting percentages prior to that time.

    PARTICIPANT ACCOUNTS - Each participant's account is credited with the participant's contributions and withdrawals, as applicable, and allocations of (a) Medical Graphics Corporation's contributions and (b) Plan earnings, and debited with an allocation of administrative expenses. Allocations are based on participant earnings, as defined. Forfeited balances of terminated participants' nonvested accounts are used to reduce future Medical Graphics Corporation contributions. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

    INVESTMENT OPTIONS - A participant may direct employee and employer contributions to investment options as follows:

         KOPP INVESTMENT PORTFOLIO - Funds are invested primarily in the common stocks of emerging growth and large corporations.

         GUARANTEED INTEREST ACCOUNT - A guaranteed investment which invests mostly in private placement bonds, commercial mortgages, and residential mortgages.

         U.S. STOCK ACCOUNT - A pooled investment account invested primarily in common stocks of U.S. companies.

         INTERNATIONAL STOCK ACCOUNT - A pooled investment account invested primarily in common stocks of corporations located outside the United States.

         MONEY MARKET ACCOUNT - A pooled investment account which invests in money market instruments.

         BOND EMPHASIS BALANCED ACCOUNT - A pooled investment account invested in other separate accounts of Principal Mutual Life Insurance Company, weighted toward fixed income accounts.

         STOCK INDEX ACCOUNT - A pooled investment account invested primarily in common stocks of those firms included in the Standard & Poor's 500 Stock Index.

         MEDIUM COMPANY BLEND ACCOUNT - A pooled investment account invested in common stocks of medium-sized companies that generate long-term capital growth.

         BOND AND MORTGAGE ACCOUNT - A pooled investment account invested in intermediate-term fixed-income loans.

         MEDICAL GRAPHICS CORPORATION COMMON STOCK FUND - Funds are invested in the common stock of Medical Graphics Corporation.

    Participants may change or transfer their investments options quarterly.

    LOANS TO PARTICIPANTS - Participants may borrow from their fund accounts the lesser of $50,000, or the greater of 50% of their account balance or $10,000. Loan transactions are treated as a transfer between the investment fund and the loan fund. Loan terms range from 1 to 5 years or up to 25 years for the purchase of a primary residence. The loans are secured by the balance in the participant's account and bear interest at a rate commensurate with local prevailing rates as determined quarterly by the Plan administrator. Principal and interest is paid ratably through monthly payroll deductions.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    VALUATION OF INVESTMENTS - The investments of the Plan, other than the Guaranteed Interest Account, are stated at fair value based on closing sales prices reported on recognized securities exchanges on the last business day of the year, or for listed securities having no sales reported and for unlisted securities, upon the last reported bid prices on that date. The Guaranteed Interest Account is valued at contract value plus annual interest. The mutual funds are valued at quoted market prices which represent the net asset values of shares held by the Plan at year-end.

    VALUATION OF LOANS TO PARTICIPANTS - The loans to participants are valued at cost plus accrued interest which approximates fair value.

    EXPENSES - The Plan's expenses are paid from the assets of the Plan and allocated to the participant's accounts.

3.  INVESTMENTS

    The Plan's investments are held in a trust. The Plan conducts transactions with parties-in-interest which include the Company, Principal Mutual Life Insurance Co., KOPP Investment, and the participants of the Plan. The following assets represent individual investments greater than 5% of Plan's assets at December 31, 1996 and 1995:


                                                     1996                1995

    Principal Mutual Life Insurance Co.:
       U.S. Stock Account                        $  900,546          $  492,637
       Guaranteed Interest Account                  554,308             574,579
       International Stock Account                  252,293
    KOPP Investment Portfolio:
       Picturetel Corp. Common Stock                                    172,500

4.  NET INVESTMENT INCOME

    A summary of the Plan's Investment Income for the year ended December 31, 1996 is as follows:

    Net appreciation in fair value of investments                    $  339,269
    Interest                                                             43,191
                                                                      ----------
                                                                      $  382,460
                                                                      ----------
                                                                      ----------
5.  PLAN TERMINATION

    Although it has not expressed any intention to do so, Medical Graphics Corporation has the right under the Plan to suspend employer matching contributions at any time or to terminate the Plan subject to the provisions set forth in ERISA. Subsequent to year-end, the Company determined that in the future, matching and nonelective employer discretionary contributions shall be suspended. In the event of any termination of the Plan, or upon complete or partial discontinuance of contributions, the accounts of each affected participant shall become fully vested and distributed to the respective participant.

6.  TAX STATUS

    The Plan obtained its latest determination letter dated July 27, 1993, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has been amended since receiving this determination letter. Medical Graphics Corporation believes that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

SUPPLEMENTAL SCHEDULES FURNISHED PURSUANT TO THE
REQUIREMENTS OF FORM 5500


MEDICAL GRAPHICS CORPORATION 401(k) SAVINGS PLAN

ITEM 27a - ASSETS HELD FOR INVESTMENT PURPOSES
DECEMBER 31, 1996
--------------------------------------------------------------------------------


                                                                                                   FAIR
                                 ISSUE                     SHARES                 COST            VALUE

INVESTMENTS:
KOPP Investment Portfolio (2):
  Cash and cash equivalents                                                   $    34,387    $    34,387
  Common stocks:
    3 Com Corporation                                      2,500                   36,761        183,437
    ADC Telecommunications Inc.                            4,000                   26,307        124,500
    Applied Microsystems Corp.                             3,500                   51,467         46,375
    Avecor Cardiovascular Inc.                             4,000                   52,820         49,000
    BBN Corp.                                              2,500                   34,387         56,250
    Computer Network Tech Corp.                            4,000                   27,280         20,000
    Cornerstone Imaging Inc.                               2,500                   39,263         18,125
    Cyberoptics Corp.                                      3,000                   35,490         40,173
    DSC Communications Corp.                               2,000                    4,810         35,750
    EMPI Inc.                                              3,400                   36,633         66,300
    FTP Software Inc.                                      2,500                   48,563         15,000
    Gensym Corp.                                           4,000                   45,320         47,752
    Global Village Communication                           4,000                   50,100         12,752
    Infinium Software Inc.                                 6,000                   71,700         50,250
    Integrated Measurement Systems, Inc.                   2,500                   48,325         43,437
    Itron Inc.                                             2,000                   52,660         35,500
    Level One Communications Inc.                          2,500                   37,953         89,375
    Network Equipment Technologies                         2,000                   16,640         33,000
    Norand Corp.                                           2,000                   52,796         34,500
    Octel Communications Corp.                             3,000                   35,620         52,500
    Phamis Inc.                                            2,500                   43,325         32,187
    Phoenix Technologies Ltd.                              2,800                   38,374         45,150
    Picturetel Corp.                                       1,500                   13,481         39,000
    Stac Inc.                                              3,000                   29,460         19,875
    Stanford Telecommunications Inc.                       1,500                   30,495         51,750
    Summa Four Inc.                                        3,000                   60,365         25,125
    Techne Corp.                                           1,000                   10,820         26,000
    Telco Systems Inc.                                     2,000                   16,515         38,000
    Tellabs Inc.                                           4,000                    7,288        150,500
    Verifone Inc.                                          1,500                   36,120         44,250
    Vitesse Semiconductor Corp.                            2,000                   23,705         91,000
    Western Digital Corp.                                  1,500                   35,491         85,313
    Xircom                                                 2,000                   37,435         43,500
                                                                              -----------    -----------
                                                                                1,222,156      1,780,013

The Principal Mutual Life Insurance Company (1):
  Guaranteed Interest Account                                                     554,969        554,308
  U.S. Stock Account                                                              622,397        900,546
  International Stock Account                                                     212,498        252,293
  Bond Emphasis Balanced Account                                                   60,144         70,323
  Money Market Account                                                             67,968         72,924
  Stock Index Account                                                              17,996         25,941
  Bond and Mortgage Account                                                           371            449
  Medium Company Blend Account                                                      4,097          4,765
Medical Graphics Corporation Common Stock Fund (1)                                 22,787         10,730
                                                                              -----------    -----------
                                                                                2,785,383      3,672,292
Participant Loans (1) (2)                                                          83,924         83,924
                                                                              -----------    -----------
                                                                              $ 2,869,307    $ 3,756,216
                                                                              -----------    -----------
                                                                              -----------    -----------



(1) Known to be a party-in-interest transaction.
(2) Participant loans include interest rates from 6.80% to 14.98% with maturities at various dates through April 2002.


MEDICAL GRAPHICS CORPORATION 401(k) SAVINGS PLAN

ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS - SERIES TRANSACTIONS
YEAR ENDED DECEMBER 31, 1996
--------------------------------------------------------------------------------------------------------------



                  PARTY INVOLVED AND DESCRIPTION                      NUMBER OF        PURCHASE       SELLING
                          OF TRANSACTIONS                            TRANSACTIONS       PRICE          PRICE

Series of Transactions:
  Guaranteed Interest Account: (1)
   Purchases                                                             76         $  159,533
   Sales                                                                 68                        $  173,696
  U.S. Stock Account: (1)
   Purchases                                                             81            336,994
   Sales                                                                 57                            84,588
  International Stock Account: (1)
   Purchases                                                             77            149,776
   Sales                                                                 38                             8,384
  KOPP Investment Portfolio:
   Purchases                                                             76            369,144
   Sales                                                                 48                           251,437



(1) Known to be a party-in-interest.

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